SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): May 2, 2016

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on May 2, 2016. Preliminary voting results for each matter submitted to a vote at the 2016 annual meeting are provided below. These results are subject to change. We will file an amendment to this Current Report on Form 8-K to disclose the final voting results from the 2016 annual meeting within four business days after the final voting results are known.

a)    The five nominees for director were elected to serve three-year terms ending in 2019, as follows:

Nominee	For	Against	Abstain	Broker Nonvote
Ralph Alvarez	759,493,583	27,201,067	1,696,439	112,139,655
R. David Hoover	780,873,127	5,870,808	1,647,154	112,139,655
Juan R. Luciano	783,741,391	3,285,103	1,364,595	112,139,655
Franklyn G. Prendergast, M.D., Ph.D.	778,390,104	8,168,776	1,832,209	112,139,655
Kathi P. Seifert	771,733,157	14,097,112	2,560,820	112,139,655

b)	By the following vote, the shareholders approved an advisory vote on compensation paid to named executive officers:

For:	770,477,343
Against:	13,734,141
Abstain:	4,179,605
Broker Nonvote:

c)	The appointment of Ernst & Young as our principal independent auditor was ratified by the following shareholder vote:

For:	879,711,314
Against:	19,638,570
Abstain:	1,180,860

d)	By the following vote, a shareholder proposal seeking a report regarding how we select the countries in which we operate or invest was not approved:

For:	10,637,179
Against:	737,089,093
Abstain:	40,664,817
Broker Nonvote:	112,139,655

As of the record date of the meeting, 1,104,492,346 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:     /s/ James B. Lootens
Name:    James B. Lootens
Title:     Corporate Secretary

Dated: May 6, 2016